Exhibit 99.1

SHAPEWAYS REPORTS FIRST QUARTER 2023 RESULTS

- Highest quarter on record for software in terms of manufacturer registrations, platform engagement, and SaaS contract commitments -
- Continued focus on path to profitability driven by accelerating software rollout and scaling of enterprise manufacturing solutions -

New York, NY, May 15, 2023 – Shapeways Holdings, Inc. (NYSE: SHPW) (“Shapeways” or the “Company”), a leader in the large and fast-growing digital manufacturing industry, announced its results for the first quarter ended March 31, 2023.

“Our first quarter results demonstrate the progress we are making in executing on our strategic priorities, as we’ve experienced the highest quarter on record for manufacturer registrations, platform engagement, and SaaS contract commitments on our MFG platform,” said Greg Kress, Shapeways’ Chief Executive Officer. “We are starting to see the positive results of our investments and focused strategic plan, centered on commercializing our software and providing solutions for enterprise manufacturing customers. Capitalizing on this momentum, we successfully launched ordering and transaction capabilities on our software platform which is enabling us to increase customer acquisition, retention, and lifetime value by providing a seamless and efficient experience for customers. These releases led to record SaaS sales bookings in Q1 2023 which will convert to recognized revenue over the next 12 months. Additionally, we are seeing traction in signing new multi-year manufacturing contracts and growing our pipeline with enterprise manufacturing customers. We believe Shapeways offers a compelling value proposition to a broad range of manufacturers, from those seeking highly customized low volume parts produced via additive manufacturing, to those seeking more efficiency in their traditional manufacturing supply chain. Our increased traction and cost discipline, supported by macro demand tailwinds, positions us to achieve our objective of reaching profitability in the second half of 2024.”

Business Updates
The Company made progress on each of its key initiatives:

•Path to profitability – The Company has made continued progress towards achieving profitable growth over the long term. Shapeways expects to recognize increased revenue growth from higher-margin software sales over the next 12 months, and saw an increase in multi-year manufacturing contracts with enterprise customers in the first quarter, which the Company expects to continue. Shapeways is closely managing expenses, including optimizing its manufacturing process by completing the consolidation of its U.S. facilities in Michigan. As of March 31, 2023, the Company had $32.5 million in cash and cash equivalents, and short-term investments, which Shapeways believes provides the Company with sufficient liquidity to support ongoing execution of its strategic plan.

•Software segment product launch and growth – Shapeways is seeing progress in customer uptake of its software offering. In the first quarter, the Company launched a consolidated ordering and transaction platform which is already driving increased customer acquisition, retention, and lifetime value. First quarter SaaS sales bookings were up more than 50% compared to the previous quarter, and similar growth is expected in the second quarter. The latest feature releases are just the start of how Shapeways’ software offering is expected to grow into a comprehensive platform to enable manufacturers to unlock new revenue opportunities that grow their businesses, find operational efficiencies to improve profitability, increase customer satisfaction, and expand their manufacturing capabilities.

•Enterprise manufacturing growth – In recent quarters, Shapeways restructured its go-to-market approach and salesforce to focus on high value enterprise opportunities. The Company is seeing success with multi-year contracts and a growing pipeline, particularly in its target industries including industrial, medical, automotive and aerospace. Shapeways provides end-to-end manufacturing services to a broad range of customers, from small manufacturers who cannot invest in expensive technologies, to large enterprises seeking quality and efficient solutions to specific needs. In addition, Shapeways’ legacy e-commerce business has stabilized, even as market competition has continued.

Exhibit 99.1

Financial Highlights

Three Months Ended March 31, 2023

•Revenue was $8.2 million compared to $7.6 million for the same period in 2022
•Gross profit was $3.3 million compared to $3.4 million for the same period in 2022
•Gross margin was 40% compared to 45% for the same period in 2022
•Net loss was $7.4 million compared to $4.0 million for the same period in 2022
•Adjusted EBITDA was $(6.3) million compared to $(4.3) million for the same period in 2022

Outlook

For the second quarter of 2023, the Company anticipates revenue to be in the range of $8.3 million to $8.8 million.

Throughout 2023, the Company will maintain a strong emphasis on achieving profitability and managing cash burn as it expands its digital manufacturing platform by leveraging the investments made in 2022. The investments are projected to lead to an increase in sales in the long term with an anticipated improvement in margins and low single digit quarterly cash burn in the second half of 2023.

Webcast and Conference Call Information

Shapeways will host a conference call and webcast on Monday, May 15, 2023, at 5:00 P.M. ET. To participate in the call, please dial 1-888-886-7786 or 1-416-764-8658 for international participants, ten minutes before the scheduled start. Participants may also access the call via live webcast by visiting the investors section of the Company's website at shapeways.com.

If you cannot participate in the live event, a replay will be available on Monday, May 15, 2023, beginning at 8:00 P.M. ET through 11:59 P.M. ET, Monday, May 29, 2023. To access the replay, please dial 1-844-512-2921, or 1-412-317-6671 for international participants, and reference pass code 11636421.

About Shapeways

Shapeways is a leader in the large and fast-growing digital manufacturing industry combining high quality, flexible on-demand manufacturing powered by purpose-built proprietary software which enables customers to rapidly transform digital designs into physical products, globally. Shapeways makes industrial-grade additive manufacturing accessible by fully digitizing the end-to-end manufacturing process, and by providing a broad range of solutions utilizing 12 additive manufacturing technologies and approximately 120 materials and finishes, with the ability to easily scale new innovation. To date, Shapeways has delivered over 24 million parts to 1 million customers in over 180 countries. To learn more, please visit https://www.shapeways.com.

Contact Information
Investor Relations
investors@shapeways.com

Media Relations
press@shapeways.com

Exhibit 99.1

Special Note Regarding Forward-Looking Statements

Certain statements included in this press release are not historical facts and are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this press release, regarding the Company's strategy, future operations, impact of recent acquisitions, outlook, ability and anticipated timeline to achieve profitability, plans for compliance with the NYSE's continued listing standards and prospects are forward-looking statements. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, financial, geopolitical, legal, and market conditions, including supply chain disruptions and inflationary pressures; failure to realize the anticipated benefits of acquisitions; difficulties integrating acquired companies; ability to retain customers of acquired companies or otherwise expand its customer base; the risk that Shapeways has a history of losses and may not achieve or maintain profitability in the future; the risk that the Company faces significant competition and expects to face increasing competition in many aspects; the risk that the digital manufacturing industry is a relatively new and emerging market and it is uncertain whether it will gain widespread acceptance; the risk that the Company's new and existing solutions and software do not achieve sufficient market acceptance; the loss of key personnel; the inability to timely and effectively scale the Company's platform; the ability to move the Company's manufacturing capabilities without disruption or delay; and those factors discussed under the heading "Risk Factors" in Shapeways’ most recent Form 10-K, most recent Form 10-Q, and other documents Shapeways has filed, or will file, with the SEC. If any of these risks materialize or the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know, or that the Company currently believes are immaterial, that could also cause actual results to differ from those contained in forward-looking statements. In addition, forward-looking statements reflect the Company's expectations, plans, or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon forward-looking statements.

Non-GAAP Financial Information

In addition to Shapeways’ results determined in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), Shapeways believes that Adjusted EBITDA, a non-U.S. GAAP financial measure, is useful in evaluating its operational performance. Shapeways uses this non-U.S. GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Shapeways believes that this non-U.S. GAAP financial information, when reviewed collectively with its U.S. GAAP results, may be helpful to investors in assessing its operating performance.

Shapeways defines Adjusted EBITDA as net loss excluding interest expense, net of interest income, income tax benefit (expense), depreciation and amortization, stock-based compensation, change in fair value of earnout liability, change in fair value of warrant liabilities, restructuring costs, acquisition costs and other (which includes other income and non-operating gains and losses).

Shapeways believes that the use of Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends because it eliminates the effect of financing and capital expenditures and provides investors with a means to compare its financial measures with those of comparable companies, which may present similar non-U.S. GAAP financial measures to investors. However, you should be aware that when evaluating Adjusted EBITDA Shapeways

Exhibit 99.1

may incur future expenses similar to those excluded when calculating these measures. In addition, Shapeways’ presentation of these measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.

Because of these limitations, Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with U.S. GAAP. Shapeways compensates for these limitations by relying primarily on its U.S. GAAP results and using Adjusted EBITDA on a supplemental basis. You should review the reconciliation of net loss to Adjusted EBITDA below and not rely on any single financial measure to evaluate Shapeways’ business.

Exhibit 99.1

SHAPEWAYS HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	March 31, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$12,817	$30,630
Restricted cash	140	139
Short-term investments	19,733	9,816
Accounts receivable	2,250	1,606
Inventory	1,406	1,307
Prepaid expenses and other current assets	6,562	6,255
Total current assets	42,908	49,753
Property and equipment, net	16,492	15,627
Operating lease, right-of-use assets, net	2,159	2,365
Goodwill	6,286	6,286
Intangible assets, net	5,209	5,398
Security deposits	99	99
Total assets	$73,153	$79,528
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$1,505	$2,354
Accrued expenses and other liabilities	6,296	5,950
Operating lease liabilities, current	708	719
Finance lease liability, current	49	—
Other financing obligations, current	37	—
Deferred revenue	1,061	972
Total current liabilities	9,656	9,995
Operating lease liabilities, net of current portion	1,534	1,715
Deferred tax liabilities, net	45	27
Finance lease liability, noncurrent	227	—
Other financing obligations	459	—
Total liabilities	11,921	11,737
Commitments and contingencies
Stockholders’ equity
Preferred stock ($0.0001 par value; 10,000,000 shares authorized; none issued or outstanding as of March 31, 2023 and December 31, 2022)	—	—
Common stock ($0.0001 par value; 120,000,000 shares authorized; 49,609,167 and 49,445,174 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively)	5	5
Additional paid-in capital	202,167	201,362
Accumulated deficit	(140,435)	(133,032)
Accumulated other comprehensive loss	(505)	(544)
Total stockholders’ equity	61,232	67,791
Total liabilities and stockholders’ equity	$73,153	$79,528

Exhibit 99.1

SHAPEWAYS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2023	2022
Revenue, net	$8,199	$7,570
Cost of revenue	4,917	4,161
Gross profit	3,282	3,409
Operating expenses
Selling, general and administrative	8,481	6,145
Research and development	2,526	2,065
Total operating expenses	11,007	8,210
Loss from operations	(7,725)	(4,801)
Other income (expense)
Interest income	319	1
Interest expense	(21)	—
Other income	114	1
Loss on disposal of assets	(72)	—
Change in fair value of warrant liabilities	—	762
Total other income (expense), net	340	764
Loss before income tax expense	(7,385)	(4,037)
Income tax expense	18	—
Net loss	(7,403)	(4,037)
Net loss per share:
Basic	$(0.14)	$(0.08)
Diluted	$(0.14)	$(0.08)
Weighted average common shares outstanding:
Basic	53,410,652	53,142,447
Diluted	53,410,652	53,142,447
Other comprehensive income (loss)
Foreign currency translation adjustment	39	(52)
Comprehensive loss	$(7,364)	$(4,089)

Exhibit 99.1

SHAPEWAYS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(7,403)	$(4,037)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	442	182
Loss on disposal of assets	72	—
Stock-based compensation expense	805	312
Non-cash lease expense	252	131
Deferred income taxes	18	—
Net change in interest receivable on short-term investments	37	—
Change in fair value of warrant liabilities	—	(762)
Change in operating assets and liabilities:
Accounts receivable	(643)	(134)
Inventory	(94)	24
Prepaid expenses and other assets	(473)	(2,567)
Accounts payable	(698)	(193)
Accrued expenses and other liabilities	334	851
Operating lease liabilities	(243)	(154)
Deferred revenue	89	(406)
Net cash used in operating activities	(7,505)	(6,753)
Cash flows from investing activities:
Purchases of property and equipment	(1,032)	(8,258)
Purchase of short-term investments	(9,769)	—
Net cash used in investing activities	(10,801)	(8,258)
Cash flows from financing activities:
Proceeds received from other finance obligations	493	—
Principal payments on finance leases	(8)	—
Payments on other finance obligations	(5)	—
Proceeds from issuance of common stock	—	99
Net cash provided by financing activities	480	99
Net change in cash and cash equivalents and restricted cash	(17,826)	(14,912)
Effect of change in foreign currency exchange rates on cash and cash equivalents and restricted cash	14	(74)
Cash and cash equivalents and restricted cash at beginning of period	30,769	79,819
Cash and cash equivalents and restricted cash at end of period	$12,957	$64,833
Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$21	$—
Accrued acquisition of property and equipment	$79	$—

Exhibit 99.1

SHAPEWAYS HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
For the Three Months Ended March 31, 2023 and 2022

	Three Months Ended March 31,
(Dollars in thousands)	2023	2022
Net loss	$(7,403)	$(4,037)
Interest expense, net	(298)	—
Depreciation and amortization	442	182
Stock based compensation	805	312
Change in fair value of warrant liabilities	—	(762)
Income tax benefit	18	—
Restructuring costs	212	—
Other	(112)	2
Adjusted EBITDA	$(6,336)	$(4,303)

Exhibit 99.1

SHAPEWAYS HOLDINGS, INC.
QUARTERLY PERFORMANCE
(UNAUDITED)
(in thousands)

	Three Months Ended,
	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023
Revenue	$7,570	$8,433	$8,449	$8,705	$8,199
% YoY Growth	(14)%	(5)%	9%	5%	8%

Gross Profit	$3,409	$3,642	$3,691	$3,556	$3,282
Gross Margin	45%	43%	44%	41%	40%

Adjusted EBITDA	$(4,303)	$(4,270)	$(4,615)	$(5,826)	$(6,336)

Exhibit 99.1

SHAPEWAYS HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three Months Ended,
(Dollars in thousands)	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023
Net loss	$(4,037)	$(4,674)	$(4,550)	$(6,960)	$(7,403)
Interest expense, net	—	(1)	(14)	(126)	(298)
Depreciation and amortization	182	377	473	759	442
Stock based compensation	312	457	1,207	636	805
Change in fair value of earnout liability	—	—	(1,784)	(40)	—
Change in fair value of warrant liabilities	(762)	(765)	(31)	(26)	—
Income tax expense (benefit)	—	(1)	3	29	18
Acquisition costs	—	373	—	—	—
Restructuring costs	—	—	190	8	212
Other	2	(36)	(109)	(106)	(112)
Adjusted EBITDA	$(4,303)	$(4,270)	$(4,615)	$(5,826)	$(6,336)